Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda MD, 20814 (301) 968-9310 www.ACSF.com IR@ACSF.com

FOR IMMEDIATE RELEASE
May 5, 2014

Contact:
Investor Relations - (301) 968-9310

American Capital Senior Floating, Ltd. Reports Net Earnings of $0.21 Per Share for Q1 2014

Bethesda, MD - May 5, 2014 - American Capital Senior Floating, Ltd. (“ACSF” or the “Company”) (Nasdaq: ACSF) today reported, for the quarter ended March 31, 2014, net investment income of $1.9 million, or $0.19 per share and net earnings of $2.1 million, or $0.21 per share. Net asset value (“NAV”) was $151.1 million, or $15.11 per share, as of March 31, 2014.

FINANCIAL HIGHLIGHTS

•	Successfully completed $150.0 million initial public offering (“IPO”) at $15.00 per share on January 22, 2014

◦	$149.2 million in net proceeds

•	$279.5 million investment portfolio as of March 31, 2014

◦	$211.3 million in first lien floating rate loans

◦	$30.3 million in second lien floating rate loans

◦	$37.9 million of equity investments in collateralized loan obligations (“CLO”)

•	Portfolio yield at cost of 6.44% as of March 31, 2014

•	Debt to equity ratio of 0.85x as of March 31, 2014

◦	2.05% weighted-average interest rate on debt outstanding as of March 31, 2014

◦	2.45% cost of funding as of March 31, 2014 including unused facility fees and amortized financing costs

•	NAV of $151.1 million, or $15.11 per share, as of March 31, 2014

•	Net investment income of $1.9 million or $0.19 per share

•	Net earnings of $2.1 million or $0.21 per share

•	Dividend declared of $0.18 per share

•	Estimated undistributed taxable income of $1.4 million, or $0.14 per share, as of March 31, 2014

“We are very pleased to have been able to fully deploy our capital in the weeks following our IPO in January,” said Mark Pelletier, President and Chief Investment Officer of ACSF. “Liquidity within the broadly syndicated loan market is strong and the overall credit environment remains benign. We expect to continue to optimize our portfolio in the coming weeks and look forward to executing on our objective of providing our shareholders attractive risk-adjusted returns over the long-term.”

“We are pleased to have completed the successful IPO of American Capital Senior Floating,” stated Malon Wilkus, Chair and Chief Executive Officer of ACSF. “ACSF has been designed with a low cost, shareholder friendly structure that allows investors to benefit from an attractive yield, produced with appropriate leverage, while giving them the security of a portfolio invested primarily in senior secured floating rate loans to U.S. corporations.”

PORTFOLIO AND INVESTMENT ACTIVITY
As of March 31, 2014, the fair market value of ACSF’s portfolio totaled $279.5 million and was comprised of $211.3 million (or 76%) of first lien floating rate loans, $30.3 million (or 11%) of second lien floating rate loans (collectively, the “loan portfolio”) and $37.9 million (or 13%) of equity investments in CLO’s. ACSF’s portfolio had a weighted average yield (on cost) of 6.44% as of March 31, 2014.

As of March 31, 2014, ACSF’s loan portfolio was diversified across 102 companies and 38 industries, with no single company representing more than 2.3% of the investment portfolio. ACSF’s loan portfolio was invested solely in senior secured floating rate loans. Overall, ACSF’s loan portfolio had a weighted average yield (on cost) of 5.21% as of March 31, 2014.

ACSF’s CLO portfolio was invested across 10 issuers, with no issuer representing more than 1.8% of its investment portfolio. Over 91% of the assets collateralizing ACSF’s CLO investments were first lien floating rate loans. ACSF’s CLO portfolio had an effective weighted average yield of 14.26% as of March 31, 2014.

During the quarter and as of quarter end, ACSF’s portfolio allocation was more heavily weighted towards loans, as ACSF sought to deploy its initial capital and increase leverage.

RESULTS OF OPERATIONS

Investment Income
Investment income for the three months ended March 31, 2014 was $3.8 million. Interest generated from ACSF’s loan portfolio totaled $2.7 million and income from ACSF’s CLO portfolio totaled $1.1 million. Total investment income generated following the closing of the IPO on January 22, 2014 through March 31, 2014 was $3.0 million.

It should be noted that because ACSF’s IPO occurred during the first quarter of 2014 and because its portfolio grew considerably during the quarter as the Company leveraged its balance sheet, the investment income for the quarter may differ materially from the income in future quarters.

Net Expenses
Net expenses for the three months ended March 31, 2014 were $1.8 million, primarily comprised of interest and other debt related costs of $1.1 million, management fees of $0.4 million and other general administrative expenses.

Interest and other debt related costs incurred from January 1, 2014 through January 22, 2014 (the closing date of the IPO) were $0.6 million and were primarily related to interest expense on the revolving credit facility with American Capital Asset Management, LLC (the “ACAM Facility”). There was $194.8 million outstanding on the ACAM Facility until the closing of the IPO at which time the ACAM Facility was repaid in full and terminated. The weighted-average interest rate on the ACAM Facility was 5.0%.

Interest and other debt related costs incurred from the closing date of the IPO through March 31, 2014 totaled $0.5 million and were related to borrowings under ACSF’s $140 million Bank of America revolving credit facility (the “Credit Facility”). The Credit Facility generally bears interest at a spread of 1.80% over a chosen index (which is typically one-month LIBOR). Included in other debt related costs are additional fees and expenses associated with the Credit Facility, including an unused commitment fee of 75 basis points on undrawn commitments and the amortization of debt financing costs. As of March 31, 2014, the balance outstanding on the Credit Facility was $128.9 million.

Management fees were $0.4 million for the quarter. Management fees are computed at 80 basis points per annum on ACSF’s total assets, excluding unrealized gains or losses on investments and cash and cash equivalents. The accrual for ACSF’s management fees for the quarter commenced upon the receipt of the IPO proceeds which occurred on January 22, 2014.

For the first two years following the IPO, American Capital ACSF Management, LLC, ACSF’s manager, has agreed that annual other operating expenses will generally not exceed 75 basis points of ACSF’s quarter end equity, excluding unrealized gains or losses. While actual other operating expenses totaled $0.6 million for the quarter, $0.3 million of our expenses were paid by ACSF’s manager. As a result, the net other operating expenses totaled $0.3 million for the three months ended March 31, 2014.

Net Investment Income
Net investment income totaled $1.9 million, or $0.19 per share, for the three months ended March 31, 2014. From the date of the closing of the IPO through March 31, 2014, net investment income was $1.8 million, or $0.18 per share.

Net Realized Gains / Losses
Sales and repayments of investments during the three months ended March 31, 2014 totaled $19.7 million and resulted in net realized gains of $0.1 million, or $0.01 per share.

Net Unrealized Appreciation / Depreciation
As of March 31, 2014, the investment portfolio’s fair market value exceeded its cost basis by $1.5 million. The net unrealized appreciation on investments for the three months ended March 31, 2014 was $0.2 million which is comprised of $0.3 million of net unrealized appreciation from the current portfolio, partially offset by $(0.1) million from the reversal of previously recognized net unrealized appreciation upon the exit or repayment of select investments.

Taxes
Prior to the IPO, ACSF was treated as a taxable C corporation whereby ordinary income earned on investments net of expenses, as well as investment gains recognized during this period were subject to both federal and state income taxes. Taxes accrued for the period from January 1, 2014 through the pricing date of the IPO were $0.1 million on net investment income and $0.2 million on investment gains, respectively.

ACSF plans to elect to be treated as a regulated investment company (“RIC”) as defined in Subchapter M of the Internal Revenue Code of 1986, as amended. As a RIC, the Company will generally not have to pay corporate-level federal and state income taxes on any net ordinary income or capital gains that it distributes to its stockholders. Additionally, as part of the IPO, ACSF intends to make a Deemed Sale Election whereby it will elect to treat its net unrealized gains at the IPO date as recognized in its final pre-IPO C corporation tax return. As a result of these intended elections, ACSF is now required to distribute to its shareholders the residual after tax income from the C corporation period, which amounted to $1.4 million or $0.14 per share.

LIQUIDITY AND CAPITAL RESOURCES
Liquidity and capital resources arise primarily from the Company’s credit facility, which is discussed below, and cash flow from operations. In addition, when appropriate, the Company expects to use proceeds from future offerings of common stock and other supplementary financing mechanisms as additional sources of capital and liquidity.

As of March 31, 2014, the Company had $128.9 million in borrowings outstanding on its $140 million credit facility. Borrowings under the facility are advanced against eligible collateral, owned by ACSF Funding I, LLC, a wholly owned consolidated financing subsidiary of ACSF. Advance rates vary on the type of collateral owned and can range up to 80%. On a consolidated basis, as of March 31, 2014, the Company was levered at 0.85x debt to equity.

DIVIDENDS
ACSF’s Board of Directors determines dividends based on estimates of taxable income, which may differ from GAAP income due to temporary and permanent differences in income and expense recognition and changes in unrealized appreciation and depreciation on investments. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

For the quarter ended March 31, 2014, ACSF’s Board of Directors declared an $0.18 initial dividend per share. The dividend was paid on April 10, 2014 to common stockholders of record as of March 31, 2014, with an ex-dividend date of March 27, 2014.

As of March 31, 2014, after taking into consideration ACSF’s estimated after tax income from the pre-IPO C corporation period and post-IPO taxable income less the dividend declared for the first quarter, the remaining undistributed taxable income was $1.4 million or $0.14 per share.

AMERICAN CAPITAL SENIOR FLOATING, LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
($ in thousands, except per share data)

	March 31, 2014 (unaudited)	December 31, 2013
Assets
Investments, fair value (cost of $278,007 and $198,268, respectively)	$279,548	$199,565
Cash and cash equivalents	4,305	12,493
Receivable for investments sold	2,031	5,394
Deferred financing costs	675	474
Interest receivable	569	303
Prepaid expenses and other assets	434	467
Receivable from affiliate	290	—
Total assets	$287,852	$218,696
Liabilities
Credit facility payable	$128,900	$194,748
Payable for investments purchased	4,485	20,494
Dividends payable	1,800	—
Management fee payable	426	—
Interest payable	73	943
Taxes payable	—	803
Payable to affiliate	241	295
Other liabilities and accrued expenses	787	397
Total liabilities	136,712	217,680
Net Assets
Common stock, par value $0.01 per share. 10,000,100 and 100 issued and outstanding respectively. 300,000,000 and1,000 authorized respectively.	100	—
Paid-in capital in excess of par	149,704	1
Undistributed net investment income	375	246
Accumulated net realized gain (loss) from investments	141	(7)
Net unrealized appreciation on investments	820	776
Total net assets	151,140	1,016
Total liabilities and net assets	$287,852	$218,696

Net asset value per share	$15.11

AMERICAN CAPITAL SENIOR FLOATING, LTD.
CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands, except per share data)

Three Months Ended March 31, 2014 (unaudited)
Investment income:
Interest	$3,797
Total investment income	3,797
Expenses:
Interest and other debt related costs	$1,088
Management fee	426
Other operating expenses	567
Total expenses	2,081
Expense waiver	(290)
Net expenses	1,791
Net investment income before tax	2,006
Income tax provision	(79)
Net investment income	1,927
Realized and unrealized gain on investments:
Net realized gain on investments	149
Net unrealized appreciation on investments	244
Income tax provision	(200)
Net realized and unrealized gain on investments	193
Net increase in net assets resulting from operations	$2,120

Earnings per share	$0.21
Net investment income per share	$0.19
Dividend declared per share	$0.18

AMERICAN CAPITAL SENIOR FLOATING, LTD.
KEY PORTFOLIO STATISTICS
($ in thousands, except per share data)

As of
(Fair Market Value)	March 31, 2014 (unaudited)
Investment Portfolio at FMV
1st Lien Floating Rate Loans	$211,284
2nd Lien Floating Rate Loans	30,351
Total Senior Secured Floating Rate Loans	241,635
Equity of Collateralized Loan Obligations	37,913
Total Investment Portfolio	$279,548

Loan Portfolio Statistics
Number of Companies	102
Number of Industries	38
Largest Exposure as a % of Total Investment Portfolio	2.3%
CLO Statistics
Number of Issuers	10
Largest Exposure as a % of Total Investment Portfolio	1.8%
Minimum % of Collateral in 1st Lien Loans	91%

(Cost)
Investment Portfolio at Cost
1st Lien Floating Rate Loans	$210,294
2nd Lien Floating Rate Loans	29,856
Total Senior Secured Floating Rate Loans	240,150
Equity of Collateralized Loan Obligations	37,857
Total Investment Portfolio	$278,007

Asset Yield at Cost
1st Lien Floating Rate Loans	4.81%
2nd Lien Floating Rate Loans	8.04%
Total Senior Secured Floating Rate Loans	5.21%
Equity of Collateralized Loan Obligations	14.26%
Total Investment Portfolio	6.44%

Liquidity and Capital Resources
Debt
Amount Drawn on Credit Facility	$128,900
Weighted Average Interest Rate on Debt	2.05%
Weighted Average Interest Rate on Debt including Fees	2.45%

Equity
Net Asset Value (NAV)	$151,140
NAV Per Share	$15.11

Debt to Equity Ratio	0.85x

Dividend Declared Per Share	$0.18

SHAREHOLDER CALL

ACSF invites stockholders, prospective stockholders and analysts to attend the ACSF stockholder call on May 6, 2014 at 9:00 am ET. Interested persons who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.ACSF.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). Please advise the operator you are dialing in for the American Capital Senior Floating stockholder call.

A slide presentation will accompany the call and will be available at www.ACSF.com. Select the Q1 2014 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the ACSF website after the call on May 6, 2014. In addition, there will be a phone recording available from 11:00 am ET May 6, 2014 until 9:00 am ET May 21, 2014. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10044430.

For further information, please contact Investor Relations at (301) 968-9310 or IR@ACSF.com.

ABOUT AMERICAN CAPITAL SENIOR FLOATING

American Capital Senior Floating, Ltd. (Nasdaq: ACSF) is a non-diversified closed-end investment management company that invests primarily in senior secured first lien and second lien floating rate loans to large, U.S. based companies (“Senior Secured Floating Rate Loans”) and opportunistically in debt and equity tranches of collateralized loan obligations collateralized by Senior Secured Floating Rate Loans. The Company has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company is externally managed by American Capital ACSF Management, LLC, an indirect subsidiary of American Capital Asset Management, LLC, a wholly-owned portfolio company of American Capital, Ltd. For further information, please refer to www.ACSF.com.

ABOUT AMERICAN CAPITAL

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $19 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $93 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $9 billion of net book value, American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1 billion of net book value and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $151 million of net book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information and statements. Forward-looking statements give our current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward looking statements are not guarantees of performance or results, and involve known and unknown risks, uncertainties (some of which are beyond the Company's control), assumptions and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in our filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.